Exhibit 99.1
Consolidated Financial Statements and Report of
Independent Certified Public Accountants
MOBILITY SOLUTIONS GROUP
December 31, 2007 and 2006

MOBILITY SOLUTIONS GROUP

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors and Stockholders:
We have audited the accompanying consolidated statements of assets and liabilities of the Mobility Solutions Group (the “Division”) (a division of PCTEL, Inc.) as of December 31, 2007 and December 31, 2006, and the related consolidated statements of revenues and expenses, and cash flows for the years then ended. These financial statements are the responsibility of the Division’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated assets and liabilities of the Mobility Solutions Group as of December 31, 2007 and December 31, 2006 and the results of its consolidated revenues and expenses and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in the notes of the consolidated financial statements, effective January 1, 2007, the Division adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty for Income Taxes, an interpretation of FASB 109.”

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 19, 2008

MOBILITY SOLUTIONS GROUP
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $48 and $0, respectively	1,900	3,413
Deferred tax assets	211	225
Prepaid expenses and other current assets	69	90

Total current assets	2,180	3,728
PROPERTY AND EQUIPMENT, net	780	719
GOODWILL	871	871
DEFERRED TAX ASSETS	1,428	1,515
OTHER ASSETS	133	125

TOTAL ASSETS	$5,392	$6,958

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	80	—
Deferred revenue	318	366
Accrued paid time off	253	214
Accrued payroll and related benefits	184	344
Accrued employee stock purchase plan	85	75
Deferred rent — current portion	49	34
Accrued consulting fees	—	89
Other accrued liabilities	49	135

Total current liabilities	1,018	1,257

Deferred rent — long term	227	73
Other long-term accrued liabilities	49	41

Total liabilities	1,294	1,371

PARENT EQUITY IN DIVISION	4,098	5,587

TOTAL LIABILITIES AND PARENT EQUITY IN DIVISION	$5,392	$6,958

The accompanying notes are an integral part of these consolidated financial statements.

MOBILITY SOLUTIONS GROUP
CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
(in thousands)

	Year Ended
	December 31,
	2007	2006
REVENUES	$10,337	$9,794
COST OF REVENUES	47	61

GROSS PROFIT	10,290	9,733
OPERATING EXPENSES:
Research and development	5,811	4,593
Sales and marketing	2,939	2,295
General and administrative	1,072	1,059

Total operating expenses	9,822	7,947
INCOME FROM OPERATIONS	468	1,786

PROVISION FOR INCOME TAXES	136	756

NET INCOME	$332	$1,030

The accompanying notes are an integral part of these consolidated financial statements.

MOBILITY SOLUTIONS GROUP
STATEMENTS OF CASH FLOWS
(in thousands)

	December 31
	2007	2006
Operating Activities:
Net income	332	1,030
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	316	168
Stock-based compensation	794	750
Gain (loss) on disposal of property and equipment	(2)	3
Deferred tax assets	101	830
Changes in operating assets and liabilities:
Accounts receivable, net	1,513	(1,639)
Prepaid expenses and other assets	13	(123)
Accounts payable	80	(83)
Accrued paid time off	39	36
Accrued payroll and related expenses	(160)	59
Accrued employee stock purchase plan	10	7
Accrued consulting	(89)	59
Deferred rent	169	47
Other accrued liabilities	(78)	(38)
Deferred revenue	(48)	(54)

Net cash provided by operating activities	2,990	1,052

Investing Activities:
Capital expenditures	(375)	(553)

Net cash used in investing activities	(375)	(553)

Financing Activities:
Net decrease in parent equity in division	(2,615)	(499)

Net cash used in financing activities	(2,615)	(499)

Net change in cash	—	—
Cash, beginning of year	—	—

Cash, end of year	—	—

Supplemental information:
Cash paid for income taxes	17	53
Cash paid for interest	—	—
Increases to deferred stock compensation, net	256	220
Issuance of restricted common stock, net of cancellations	820	602
The accompanying notes are an integral part of these consolidated financial statements.

MOBILITY SOLUTIONS GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended: December 31, 2007 and 2006
The accompanying notes are an integral part of these financial statements
1. Organization and Summary of Significant Accounting Policies
Nature of Operations
The Mobility Solutions Group (“MSG” or “the Division”) produces mobility software products for WiFi, cellular, IP Multimedia Subsystem (IMS), and wired applications. MSG is a business segment of PCTEL, Inc. (PCTEL).
MSG produces mobility software products for WiFi, cellular, IP Multimedia Subsystem (IMS), and wired applications. In the wireless domain, the Division’s products support Wi-Fi , all major cellular data networking technologies, and IMS. For wired access, the Division’s products support traditional analog dial-up, DSL, and Ethernet connectivity. Revenue in this segment is dominated by the Division’s Roaming Client product. The Roaming Client is a PC or PocketPC-based application developed to allow users to easily locate and connect to Wi-Fi and Wireless Wide Area Networks (WWANs-GPRS, CDMA 1x or other 2.5G cellular networks, EVDO, WCDMA, WiMAX) data networks. Customers for these products are not typically individual end-users, but cellular carriers, Internet access service providers, manufacturers, distributors, integrators, or other service aggregators.
Basis of Consolidation
These consolidated financial statements include the accounts of MSG which is a business segment of PCTEL, Inc. that includes PCTEL Japan, Inc. and Software PCTEL LLC Belgrade. All intercompany and intersegment transactions have been eliminated.
Basis of Presentation
These financial statements of the Mobility Solutions Group reflect the historical financial position, results of operation and cash flows of the Mobility Solutions Group during each respective period.
These historical financial statements have been prepared using historical cost basis in assets and liabilities and the results of the Mobility Solutions Group. The financial information herein may not reflect the financial position, operating results, and cash flows of the Mobility Solutions Group in the future, and does not reflect what they would have been had the Mobility Solutions Group been a separate, stand alone entity during the periods presented.
The Mobility Solutions Group historically has used the services of PCTEL for certain functions. These services include finance, legal, financial reporting, tax advisory, insurance, and human resource services, including various corporate-wide employee benefit programs. The cost of these services has been allocated to the Mobility Solutions Group and included in the financial statements. The allocations have been determined on the basis which PCTEL and the Mobility Solutions Group considered to be reasonable reflections of the use of services provided by PCTEL.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.
Foreign Currency Translation
MSG has sales offices in Japan, United Kingdom, and Sweden and an engineering office in Serbia. The functional currency for the foreign operations is the applicable local currency. Accounts of foreign operations are translated into U.S. dollars using the year-end exchange rate for assets and liabilities and average monthly rates for revenue and expense accounts. There are no foreign exchange gains or losses related to the Mobility Solutions Group.

The Division is exposed to currency fluctuations due to our foreign operations and because the products are sold internationally. The Division manages the sensitivity of the international sales by denominating the majority of transactions in U.S. dollars. If the U.S. dollar uniformly increased or decreased in strength by 10% relative to the currencies in which are sales are denominated, our net loss would not have changed by a material amount of the years ended December 31, 2007 and 2006.
Parent Equity in Division
The Mobility Solutions Group has no common stock and does not retain its earnings. The “Parent Equity in Division” is the net amount due to PCTEL, Inc including earnings, net cash flows, and PCTEL, Inc. equity transactions.
Related party Transactions
All of the expenses of the Mobility Solutions Group are paid directly by PCTEL, Inc.
Accounts Receivable and Allowance for Doubtful Accounts
Account receivable are recorded at invoiced amount. The Division extends credit to its customers based on an evaluation of a customer’s financial condition and collateral is not required. Accounts receivable amounts outstanding longer than the Division’s payment terms are considered past due. The Division maintains an allowance for doubtful accounts for estimated uncollectible accounts receivable. The allowance is based on the Division’s assessment of known delinquent accounts, historical experience, and other currently available evidence of the collectability and the aging of accounts receivable. The allowance for doubtful accounts was $48 at December 31, 2007 and $0 at December 31, 2006. The provision for doubtful accounts is included in sales and marketing expense.
The activity related to the allowance for doubtful accounts is summarized as follows:

	December 31,
	2007	2006
Balance at beginning of year	$—	$—
Charged to costs and expenses	48
Additions (deductions)	$—	$—

Balance at end of year	$48	$—

The unbilled receivables were $205 and $836 at December 31, 2007 and 2006, respectively and have been grouped with accounts receivable.
Prepaid and other current assets
Prepaid assets are stated at cost and are amortized over the useful lives (up to one year) of the assets.
Property and Equipment
Property and equipment greater than $1 is capitalized. Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The Division depreciates computers over three years, office equipment and manufacturing equipment over five years, and furniture and fixtures over seven years. Leasehold improvements are amortized over the shorter of the corresponding lease term or useful life. Gains and losses on the disposal of fixed assets are included in operating expenses. Maintenance and repairs are expensed as incurred.

Property and equipment consists of the following:

	December 31,	December 31,
	2007	2006
Computer and office equipment	$819	$692
Manufacturing Equipment	214	187
Furniture and fixtures	137	125
Leasehold improvements	254	71

Total property and equipment	1,424	1,075
Less: Accumulated depreciation and amortization	(644)	(356)

Property and equipment, net	$780	$719

Depreciation and amortization expense were approximately $316 and $168 for the years ended December 31, 2007 and 2006, respectively.
Revenue Recognition
In accordance with Staff Accounting Bulletin No. 104: “Revenue Recognition”, MSG recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectibility is reasonably assured.
The Division recognizes revenue from the Wi-Fi and cellular mobility software, including related maintenance rights, under “SOP 97-2 Software Revenue Recognition” as amended by SOP 98-9 “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions”. If the software license is perpetual and vendor specific objective evidence can be established for the software license and any related maintenance rights, the software license revenue is recognized upon delivery of the software and the maintenance is recognized pro-rata over the life of the maintenance term. If part of the licensing agreement requires engineering services to customize software for the customer needs, the revenue for these services is recognized upon completion of engineering customization. If vendor specific objective evidence cannot be established, and the only undelivered item is maintenance, the software license revenue, the revenue associated with engineering services, if applicable, and the related maintenance rights are combined and recognized pro-rata over the expected term of the maintenance rights. If vendor specific evidence cannot be established on any of the non-maintenance elements, the revenue is recorded pro-rata over the life of the contractual obligation. At December 31, 2007 and 2006, MSG had deferred revenue of approximately $318 and $366, respectively
Advertising expenses
There are no advertising expenses for the Mobility Solutions Group.
Research & Development and Software Development Costs
The Division expenses research and development costs as incurred. All costs incurred prior to establishing the technological feasibility of computer software products to be sold are research and development costs and expensed as incurred in accordance with SFAS 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. To date, MSG has expensed all software development costs as costs incurred subsequent to the products reaching technological feasibility were not material.
Income Taxes
MSG provides for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires an asset and liability based approach in accounting for income taxes. Deferred income tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. MSG’s management evaluates the recoverability of deferred tax assets and the need for a valuation allowance.
Sales tax and Value Added Taxes
There are no sales or value added taxes collected because the customers are resellers of the product.

Goodwill
The Division tests for possible goodwill impairment annually, by comparing the net book value to the fair value in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. MSG conducted the annual impairment test of goodwill as of October 31, 2007 and again at December 31, 2007. The process of evaluating the potential impairment of goodwill is subjective. To estimate the fair value of MSG, the Division made estimates and judgments about the future cash flows. The assumptions used in the cash flow forecasts are consistent with plans and estimates the Division uses to manage the business. The Division’s assumptions require significant judgment and actual cash flows may differ from those forecasted. At December 31, 2007 and 2006, goodwill was $871. No indicators of impairment were identified as a result of its annual impairment test.
Long-lived assets
In accordance with FAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), the Division reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the years ended December 31, 2007 and 2006, long-lived assets were not impaired.
Fair Value of Financial Instruments
Accounts receivable are financial assets with carrying values that approximate fair value due to the short-term nature of accounts receivable. Accounts payable and other accrued expenses are financial liabilities with carrying values that approximate fair value due to the short-term nature of these liabilities.
Recent Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. FAS 141R determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS No. 141R is effective for fiscal years beginning after December 15, 2008. The Division does not expect SFAS 141R to have a material impact on the consolidated financial statements.
In December 2007, the Financial Accounting Standards Board issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements (“FAS 160”), an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements (“ARB 51”). FAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. This pronouncement is effective for fiscal years beginning after December 15, 2008. The Division does not expect SFAS 160 to have a material impact on the consolidated financial statements.
In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”) provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. This statement is effective for fiscal years beginning after November 15, 2007. The Division does not expect SFAS 159 to have a material impact on the consolidated financial statements.
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We will adopt SFAS 157 on its effective date. The Division does not expect SFAS 157 to have a material impact on the consolidated financial statements.
In July 2006, FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years ending after December 15, 2006. Effective January 2007, the Division adopted provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). The adoption of FIN 48 did not have a material impact on the Divisions financial position. See footnote 2 related to Income Taxes.
2. Income Taxes
The domestic and foreign components of income before provision for income taxes were as follows:

	Years Ended December 31,
	2007	2006
Domestic	$397	$1,738
Foreign	71	48

	$468	$1,786

The provision for income taxes consisted of the following (in thousands):

	Years Ended December 31,
	2007	2006
Current:
Federal	$12	$39
Foreign	22	53

	34	92

Deferred:

Federal and state	102	664

Total	$136	$756

A reconciliation of the provision for income taxes at federal statutory rate compared to the provision at the effective rate is as follows:

	Years Ended December 31,
	2007		2006
	$	%	$	%
Provision at federal statutory rate (35%)	164	35%	625	35%
State income tax	23	5%	86	5%
Foreign income taxed at different rates	(2)	-1%	36	2%
Research & development credit	(81)	-17%	(16)	-1%
Tax effect of permanent differences	32	7%	25	1%

	136	29%	756	42%

At December 31, 2007 and 2006, respectively, the Parent Equity in Division included $16 and $40 related to income taxes payable. These amounts reflect the Mobility Solutions Group’s stand alone income tax liability for income taxes filed by PCTEL, Inc.

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. The net deferred tax accounts consist of the following:

	December 31,
	2007	2006
Deferred Tax Assets
Net operating losses	$508	$742
Research and development credits	645	552
Accruals and reserves	231	241
Stock-based compensation	259	168
Amortization	6	44

Total	1,649	1,747

Deferred Tax Liabilities

Fixed asset depreciation	(10)	(7)

Net Deferred Tax Assets	$1,639	$1,740

The presentation of deferred tax amount on the balance sheet are as follows at December 31:

	2006	2007
Current deferred tax assets	$211	$225
Current deferred tax liabilities	—	—

Current deferred tax assets, net	211	225

Non-current deferred tax assets	1,438	1,522
Non-current deferred tax liabilities	(10)	(7)

Non-current deferred tax assets, net	1,428	1,515

Net Deferred Tax Assets	$1,639	$1,740

The credits and net operating losses that relate to the Mobility Solutions Group division on a stand alone basis are for presentation purposes in these Mobility Solutions Group financial statements. MSG had federal and state operating loss carry forwards of $1.3 million at December 31, 2007 that expire in 2023 through 2024.
In July 2006, FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years ending after December 15, 2006.
The Division adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Division’s financial position. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements and prescribes a recognition threshold of more-likely-than-not to be sustained upon examination.
A reconciliation of the beginning and ending amount of unrecognized tax benefits (including interest and penalties if applicable) is as follows

Balance at the beginning of the year	$166
Additions based on tax positions related to the current year	27

Balance at the end of the year	$193

We recognize accrued interest and penalties, if any related to unrecognized tax benefits in income tax expense.

3. Commitments and Contingencies
Leases
The Division has operating leases for office facilities through 2012. The future minimum rental payments under these leases at December 31, 2007, are as follows:

Year	Amount
2008	383
2009	371
2010	373
2011	380
2012	244

Future minimum lease payments	$1,751

The rent expense under leases in use for the years ended December 31, 2007 and 2006 was approximately $345 and $340, respectively.
In October 2006, PCTEL amended the Chicago, Illinois lease whereby the term was extended to 2012 and the square footage was increased.
The Mobility Solutions Group does not have any capital leases.
4. Stock-Based Compensation
Total stock compensation expense in the statement of operations was $794 and $750 for the year ended December 31, 2007 and 2006, respectively. Stock compensation expense includes restricted stock amortization, stock option expense, stock bonuses and stock compensation expense for the Employee Stock Purchase Plan (ESPP) all related to PCTEL common stock.
Restricted Stock
MSG employees receive PCTEL restricted shares as employee incentives. The restricted stock awards vest over various periods. Annual grants to employees for incentive purposes vest annually over four or five years. Mobility Solutions employees were issued 99,700 and 86,600 restricted awards for the year ended December 31, 2007 and 2006, respectively. Amortization of restricted stock was $564 and $382 for the year ended December 31, 2007 and 2006, respectively.
The following summarizes the restricted stock activity for the years ended December 31:

	2007	2006
Shares
Unvested restricted stock awards- beginning of year	184,620	152,340
Restricted stock awards	99,700	86,600
Restricted shares vested	(51,840)	(36,520)
Restricted shares cancelled	(20,340)	(17,800)

Unvested restricted stock awards- end of year	212,140	184,620

Weighted Average Fair Value at Grant Date
Unvested restricted stock awards- beginning of year	8.40	8.15
Restricted stock awards	10.25	8.73
Restricted shares vested	8.22	8.02
Restricted shares cancelled	9.90	8.67
Unvested restricted stock awards- end of year	9.17	8.40

The unrecognized compensation expense related to the portion of the stock options was approximately $1.9 million to be recognized through 2012 over a weighted average period of 1.5 years.
Stock Bonuses
The bonuses for the group’s 2006 and 2007 Short Term Bonus Incentive Plan were paid in shares of PCTEL’s common stock. The MSG results include stock-based compensation expense of $69 and $154 for the years ended December 31, 2007 and 2006, respectively related the Short Term Bonus Incentive Plan.
Stock Options
The Division grants stock options under the PCTEL 1997 Plan and PCTEL 2001 Plan. The 1997 Plan was adopted and approved by the PCTEL Board of Directors (Board) in November 2006, and amended in 1999 and again in 2007. The 2001 Plan was adopted and approved by the Board in August 2001. Under these plans, the Board may grant to MSG employees options to purchase the common stock at prices and terms determined by the Board.
In the first fiscal quarter of fiscal 2006, MSG adopted SFAS No. 123(R), “Share Based Payments,” which revises SFAS No. 123, “Accounting for Stock Based Compensation.” SFAS No. 123(R) requires MSG to record compensation expense for share-based payments, including employee stock options, at fair value. With the adoption of SFAS 123(R), the Division is recognizing compensation expense for stock options on a graded vesting basis.
The Division elected to use the modified prospective transition method to adopt SFAS No. 123(R). Under this transition method, compensation expense includes expense for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and the expense for all share-based payments granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).
Certain MSG employees were issued PCTEL stock options with exercise prices no less than the fair value of the Division’s stock on the grant date. The options contain gradual vesting provisions, whereby 25% vest one year from the date of grant and thereafter in monthly increments over the remaining three years. Options may be exercised at any time within ten years of the date of grant or within ninety days of termination of employment, or such shorter time as may be provided in the related stock option agreement. MSG employees were issued 34,775 and 66,950 options during the year ended December 31 2007 and 2006, respectively. The group recorded stock option expense of $106 and $162 for the years ended December 31, 2007 and 2006, respectively. The unrecognized compensation expense related to the portion of the stock options is approximately $135 to be recognized through 2012 over a weighted average period of 1.5 years.
The fair value of each unvested option was estimated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and expected option life. Because the Division’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate the existing models may not necessarily provide a reliable single measure of the fair value of the employee stock options. Based on the Black-Scholes option-pricing model, the weighted average estimated fair value of employee stock option grants was $3.12 and $3.43 for 2007 and 2006, respectively.

	Stock Options
	2007	2006
Dividend yield	None	None
Risk-free interest rate	4.8%	4.7%
Expected volatility	45%	48%
Expected life (in years)	2.8	2.6

The following summarizes the stock option activity for the years ended December 31:

	2007		2006
		Wgt Avg		Wgt Avg
Options Outstanding:	Shares	Exercise Price	Shares	Exercise Price
Beginning of Year	690,367	9.60	820,517	9.32
Options granted	34,775	9.41	66,950	9.84
Options exercised	(29,224)	7.31	(142,058)	7.50
Options forfeited	(21,204)	10.73	(13,125)	7.19
Options cancelled	(74,188)	10.70	(41,917)	11.68

End of Year	600,526	9.53	690,367	9.60

Options exercisable	524,455	9.58	588,005	9.64
The weighted average contractual life and intrinsic value at December 31, 2007 was the following:

	Weighted
	Average	Intrinsic
	Contractual Life	Value
Options outstanding	5.83	$11
Options exercisable	5.43	$11
The cash received on exercise of options was received by PCTEL, Inc in 2007 and 2006.
The range of exercise prices for options outstanding and exercisable at December 31, 2007 was $6.00 to $11.84. The following table summarizes information about stock options outstanding:

				Options Outstanding		Options Exercisable
				Weighted
				Average	Weighted-		Weighted
Range of			Number	Remaining	Average	Number	Average
Exercise Prices			Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price
$6.00	—	$7.46	101,088	5.37	$6.92	94,688	6.89
7.55	—	8.91	98,588	5.63	7.92	79,704	7.77
9.00	—	9.24	105,850	5.04	9.05	92,888	9.03
9.28	—	11.38	96,000	7.39	9.95	58,175	10.04
11.55	—	11.60	109,500	5.63	11.59	109,500	11.59
11.84	—	11.84	89,500	6.10	11.84	89,500	11.84

$6.00	—	$11.84	600,526	5.83	$9.53	524,455	$9.58
ESPP
The PCTEL Employee Stock Purchase Plan enables eligible MSG employees to purchase common stock at the lower of 85% of the fair market value of the PCTEL common stock on the first or last day of each offering period. Each offering period is six months in length.
Based on the 15% discount and the fair value of the option feature of this plan, this plan is considered compensatory under SFAS 123(R). Compensation expense is calculated using the fair value of the employees’ purchase rights under the Black-Scholes model. The Division recognized compensation expense of $55 and $52 for the years ended December 31, 2007 and 2006, respectively. The weighted average estimated fair value of purchase rights under the ESPP was $2.39 and $2.50 for the years ended December 31, 2007 and 2006, respectively.
The Division calculated the fair value of each option grant and employee stock purchase grant on the date of grant using the Black-Scholes option-pricing model as prescribed by SFAS 123 using the following assumptions:

	Employee Stock
	Purchase Plan
	2007	2006
Dividend yield	None	None
Risk-free interest rate	4.9%	4.7%
Expected volatility	44%	48%
Expected life (in years)	0.5	0.5
The following summarizes the ESPP activity during the years ended December 31, 2007 and 2006, respectively:

	2007	2006
Shares
Outstanding, beginning of year	—	—
Granted	23,418	26,572
Vested	(23,418)	(26,572)

Outstanding, end of year	—	—

Weighted Average Fair Value at Grant Date
Outstanding, beginning of year	—	—
Granted	2.39	2.50
Vested	2.39	2.50

Outstanding, end of year	—	—

Total non-cash compensation is reflected in the statements of operations as follows:

	Year Ended	Year Ended
	December 31, 2007	December 31, 2006
Research and development	$328	$242
Sales and marketing	121	113
General and administrative	345	395

Total operating expense	$794	$750

5. Customer and Geographic Information
The Division’s revenue to customers outside of the United States, as a percent of total revenues, is as follows:

	Year Ended
(unaudited)	December 31,
	2007	2006
Europe	16%	23%
Latin America	4%	0%
Asia Pacific	1%	9%

	21%	32%

The customers that have accounted for revenue greater than 10% during the last two fiscal years are as follows:

	Year Ended
(Unaudited)	December 31,
Customer	2007	2006
AT&T/Cingular	40%	25%
Sprint/Nextel	21%	3%
Fiberlink	12%	13%
Vodafone	11%	19%
The long-lived assets by geographic region as of December 31, 2007 and 2006 are as follows:

	Year Ended
	December 31,
	2007	2006
United States	$3,180	$3,210
Foreign	42	28

Total	$3,222	$3,238

6. Benefit Plans
A 401(k) plan covers all of the U.S. employees beginning the first of the month following the month of their employment. Under this plan, employees may elect to contribute up to 15% of their current compensation to the 401(k) plan up to the statutorily prescribed annual limit. The Division may make discretionary contributions to the 401(k). The Division made employer contribution of $146, and $118 to the 401(k) plan for the years ended December 31, 2007 and 2006, respectively.
The U.K. employees have personal pension plans and the Division contributes the statutory requirements to these defined contribution plans. The Division made employer contributions of $5 for the year ended December 31, 2007.
7. Subsequent Event- Sales of Mobility Solutions Group
On January 4, 2008, PCTEL, Inc. completed the sale of its Mobility Solutions Group to Smith Micro Software, Inc. (“Smith Micro”) in accordance with an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into between the two companies and publicly announced on December 10, 2007. Under the terms of the Asset Purchase Agreement, Smith Micro purchased substantially all of the assets of the Mobility Solutions Group for total cash consideration of $59.7 million. In the transaction, PCTEL retained the accounts receivable, non customer-related accrued expenses and accounts payable of the division. Substantially all of the employees of the Mobility Solutions Group continued as employees of Smith Micro in connection with the completion of the acquisition.